EXHIBIT 10.19

                                  ESOFT, INC.
                          5335 Sterling Drive, Suite C
                             Boulder, Colorado 80301


                       EMPLOYEE CONFIDENTIALITY AGREEMENT


     THIS AGREEMENT is between eSoft, Inc. (the "Company") and
                                                               ----------------,
an individual residing at
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(the "Employee"), based on the following circumstances:

     A. WHEREAS, the Company owns and is developing several proprietary software products and services which are and will be maintained as trade secrets and unpublished copyrighted materials (the "Company's products"), and

     B. WHEREAS, the Employee is employed as a                               for
                                               -----------------------------
the Company, and will be given access to and substantial assistance from the Company's staff in understanding many of the Company's products and plans, including many of the Company's trade secrets and other confidential information, and

     C. WHEREAS, the Company's products are developed at substantial expense and give the Company an advantage over its competitors, but only so long as they remain the secret and proprietary information of the Company, and

     D. WHEREAS, the Employee agreed to enter into this Agreement as a condition of his/her employment by the Company, understands that he/she will not be given access to confidential information concerning the Company's products and plans until he/she enters into this Agreement and acknowledges that this Agreement is reasonable and necessary for the protection of the Company's trade secrets and other secret and confidential information, the protection of which allows the Company to continue in business and to continue to employ the Employee, THEREFORE

     THE COMPANY AND THE EMPLOYEE agree to the following:

     1. DEFINITIONS.

          a. COMPETITIVE BUSINESS. As used in this Agreement, "competitive business" means any business or enterprise engaged in the business of providing any product or service then or historically provided by the Company, including, but not limited to, computer software or systems for LAN and WAN connectivity to the Internet within the geographical areas of the United States, including Alaska and Hawaii, Puerto Rico, and Canada, as well as within the geographical area of any other country, territory or sovereignty in which the Company has a presence by virtue of having established a dealership for its products at the time under consideration.

          b. CONFIDENTIAL INFORMATION. As used in this Agreement, the term "confidential information" means all of the following, whether now or later existing, concerning the business, products, programs and activities of the
Company: (a) financial and pricing information,

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including, but not limited to budgets, budget projections and plant information,
(b) customer account lists, (c) prospective customers identified by the Company,
(d) internal customer data, (e) creations, including, but not limited to, computer code and programming materials, (f) any corporate strategy or plan, including, but not limited to, pricing, marketing, manufacturing and data processing plans strategies, and (g) any information marked or otherwise identified by the Company as confidential, including information identified as confidential in any published Company policy.

          c. CREATION. As used in this Agreement, the term "creation" means any:
(a) computer program or code, (b) arithmetic, logarithmic, analog, digital or other formula, (c) product, marketing or business plan composition, writing or work, writings, and compositions of words, numbers or analogs, including any combination of them, (d) any other computer programming material in any form or medium or expression, and (e) computer hardware structures and configurations, which concern or relate to any present or prospective, product, program or activity of the Company.

          d. PROSPECTIVE CUSTOMER. As used in this Agreement, the "phrase "prospective customer of the Company" means any person or firm directly solicited by the Company, other than through general advertising, within the six
(6) month period prior to the date under consideration.

     2. PROPRIETARY RIGHTS OF THE COMPANY. The Employee may participate in the development of the Company's products, marketing materials, and/or business plans due to the Employee's involvement in the creative process with the Company's technical, development, marketing and/or management staff, and, to the extent of the Employee's participation and contribution, all resulting products and product enhancements, marketing and/or business plan materials shall be deemed to be made for hire, free from any claim or right of the Employee. The Employee shall promptly inform the Company of any product or literature, or any component of either or both of them, in the development or creation of which he/she participated and shall cooperate with the Company, even after the termination of his/her employment by the Company, in securing the product or literature as the Company's sole property; the Employee's cooperation shall be without further compensation, although the Company shall reimburse the Employee for any reasonable, documented out-of-pocket expenses incurred by the Employee in so cooperating.

     3. CONFIDENTIALITY. The Employee acknowledges that all confidential information, as defined in this Agreement, is made available in the strictest confidence solely for the benefit and purposes of the Company and that unauthorized disclosure of confidential information would harm the Company's interests. Accordingly, the Employee agrees that during his/her employment by the Company he/she will not, directly or indirectly, use for himself or to the detriment of the Company or disclose to any party, other than as directed or authorized by any officer of the Company, any confidential information. At the termination of the Employee's employment by the Company, the Employee shall promptly deliver all records and copies of confidential information to the Company.

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     4. COMPETITIVE ACTIVITY.

          a. AS AN EMPLOYEE OF ANOTHER. The Employee agrees that during his/her employment by the Company he/she shall not engage in a competitive business as an employee of or otherwise on behalf of any person, firm, partnership, corporation or other entity.

          b. AS AN OWNER OR OTHERWISE. The Employee agrees that during his/her employment by the Company he/she shall not engage, directly or indirectly, in a competitive business as an owner, officer, partner, joint venture, principal or otherwise for himself.

     5. PURPOSE. The Employee acknowledges that the protective provisions of this Agreement are necessary for the Company to maintain its competitive position and to preserve its trade secrets and proprietary information from becoming public knowledge when it is the intent of both the Employee and the Company that the Company's trade secrets, proprietary information and other confidential information remain the sole and exclusive property of the Company.

     6. REMEDIES; ENFORCEMENT. The Company's remedies for any breach of this Agreement are in addition to any other rights of remedies it may have against the Employee arising from his/her fiduciary duties as an employee of the Company. The Employee acknowledges that any violation of the terms of this Agreement would naturally result in irreparable harm to the Company and agrees that a violation of the obligations respecting confidentiality, solicitation and competition will entitle the Company to enjoin the Employee's conduct and seek an accounting of profits realized by the Employee, in addition to any other remedies that may be available to the Company. The Company shall be entitled to recover all of its costs, including its reasonable attorney's fees, in enforcing its rights and remedies under this Agreement.

     7. POLICIES. In addition to other Company policies, the Employee agrees to act in accordance with all Company policies and procedures concerning confidential information and employee cooperation in protecting and securing Company property.

     8. EMPLOYMENT. The Employee acknowledges that entering into this Agreement is a condition of employment with the Company. This Agreement gives the Employee no greater or lessor rights to continued employment with the Company than the Employee otherwise has and shall remain in effect after the Employee's employment with the Company terminates, regardless of the reason, or lack of reason, for that termination.

     9. SEVERABILITY. The provisions of this Agreement are severable and to the extent any provision is found unenforceable, the remaining provisions of this Agreement shall be enforced as if the unenforceable provision were omitted.

     10. LAW. This Agreement is to be governed by Colorado law.


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        DATED this      day of                  , 19  .
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EMPLOYEE:                            COMPANY:

                                     eSoft, Inc.
                                     a Colorado Corporation


                                     By:  /s/ Philip Becker
--------------------------------        ---------------------------------
                                                   President

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